UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               September 5, 2003
                                                               -----------------


                                  CERBCO, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


 0-16749                                                             54-1448835
--------------------------------------- ----------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                                20785-1608
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(Address of principal executive offices)                             (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated September 5, 2003 attached hereto.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2003                            CERBCO, Inc.
                                                   -----------------------------
                                                   (Registrant)


                                                   By: /s/Robert W. Erikson
                                                   -----------------------------
                                                   Robert W. Erikson
                                                   President

                                                                   PRESS RELEASE
                                                           For Immediate release


                CERBCO ANNOUNCES COMPLETION OF SALE OF ASSETS AND
       BUSINESS BY SUBSIDIARY INSITUFORM EAST TO INSITUFORM TECHNOLOGIES

     LANDOVER, MD, September 5, 2003 - CERBCO, Inc. ("CERBCO") (OTC: CERB) announced that its indirect, majority owned subsidiary, Insituform East, Inc. ("East") (OTC: INEI) today completed the sale of substantially all of East's non-real estate assets and on-going business, including East's Insituform(R)and NuPipe(R)licenses, to Insituform Technologies, Inc. ("ITI") of Chesterfield, MO (Nasdaq National Market: INSU). The purchase price of approximately $5.5 million was paid in cash to East at the closing, less a 10% escrow. With the closing of this sale, ITI has completed the acquisition of the businesses of all of its North American Insituform(R)licensees, initially commenced by ITI in 1991.

     Among other agreements under the sale, East will formally change its corporate name to "INEI Corporation" ("INEI") upon the filing of a Certificate of Amendment with the Secretary of State for the State of Delaware. This amendment had been previously approved by written consent of the holders of a majority of the Corporation's outstanding stock. East will continue to trade under its previous stock symbol "INEI."

     As previously announced by East, following completion of the sale to ITI, East intends to undertake consideration, in due course, of one or more transactions designed to maximize stockholder value. East currently anticipates that such a transaction will likely take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of East's liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. As East is CERBCO's sole operating subsidiary, in light of both the ITI sale and East's consideration of its likely future course of action, CERBCO has announced that it likewise expects to undertake consideration of one or more transactions designed to maximize stockholder value. To the extent that East ultimately elects to dissolve, CERBCO anticipates that it is likely that it also will elect to dissolve, liquidate its remaining assets and, after satisfaction of its liabilities, including personnel termination and related costs, transaction expenses and final liquidation costs, distribute to its stockholders any remaining assets. Any such dissolution and plan of distribution of assets would be subject to approval by both CERBCO's Board of Directors and its stockholders. CERBCO currently expects that it will determine its future course of action in time to submit such recommendations as may be necessary for stockholder approval in time for the next regular annual meeting of stockholders, currently scheduled for December 18, 2003. Neither CERBCO nor East currently is able to estimate, if it elects to dissolve and liquidate, the amount of residual assets that ultimately will be available for distribution to stockholders or the exact timing of any such distribution. However, under the terms of East's sale, no distribution to stockholders may be made by East until at least one year following the closing.

     INEI Corporation, formerly Insituform East, Inc., anticipates that it will maintain its present address and contact information for the immediately foreseeable future.

     Statements in this press release that are not historical, as well as its future plans, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete or the risk that ITI will make claims against the portion of the purchase price placed in escrow or otherwise, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission.

                                      * * *

Contact: Robert W. Erikson.                          George Wm. Erikson
         President                                   Chairman
         (301) 386-4100                              (301) 386-4100